                                                                     EXHIBIT 1.2


                            RE INVESTMENTS III, LLC
                                      UP TO
                                  $100,000,000
             10,000,000 UNITS OF LIMITED LIABILITY COMPANY INTEREST
                                 AT $10.00 EACH


                            SELECTED DEALER AGREEMENT

Ladies and Gentlemen:


      VESTIN CAPITAL, INC., as the dealer manager ("DEALER MANAGER") for RE Investments III, LLC, a Nevada limited liability company (the "COMPANY") of which VESTIN MORTGAGE, INC., a Nevada corporation is the Manager (the "MANAGER"), invites you (the "DEALER") to participate in the distribution of units of limited liability company interest in the Company ("UNITS") subject to the following terms of this Selected Dealer Agreement ("AGREEMENT"):


I.    DEALER MANAGEMENT AGREEMENT

      The Dealer Manager has entered into an agreement with the Company and the Manager called the Dealer Manager Agreement dated _____ ___, 2003, in the form to which this Agreement is attached as Exhibit A. By your acceptance of this Agreement, you will become one of the Dealers referred to in such Dealer Manager Agreement between the Company, the Manager and the Dealer Manager, you agree to become subject to all terms and conditions of the Dealer Manager Agreement, which is incorporated herein by this reference, and will be entitled and subject to the indemnification provisions contained in such Dealer Manager Agreement, including the provisions of such Dealer Manager Agreement (Section 4) wherein the Dealers severally agree to indemnify and hold harmless the Company, the Manager and Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company, the Manager and Dealer Manager within the meaning of the Securities Act of 1933. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement. The Units are offered solely through broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD").

      Dealer hereby agrees to use its best efforts to sell the Units for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company or the Manager, and Dealer is not authorized to act for the Dealer Manager, the Company or the Manager or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus ("SUPPLEMENTAL INFORMATION").

II.   SUBMISSION OF SUBSCRIPTION AGREEMENTS

      Those persons who purchase Units (each a "PURCHASER," and collectively, the "PURCHASERS") will be instructed by the Dealer to make their checks payable to "US Bank, as

Escrow Agent for RE Investments III, LLC" during the course of the Minimum Offering and to the Company after the Minimum Offering has been achieved. Dealer hereby agrees to be bound by the terms of the Bank Escrow Agreement executed as of [___________________], 2003 by US Bank, as escrow agent, the Dealer Manager and the Company, a copy of which Dealer hereby acknowledges having received and which is enclosed. Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted, together with a completed and executed Subscription Agreement in the form that is Exhibit B to the Prospectus, for deposit pursuant to one of the methods in this Article II. Transmittal of received investor funds will be made in accordance with the following procedures:


      Where, pursuant to the Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit to the escrow agent, during the course of the Minimum Offering and to the Company after the Minimum Offering has been achieved.

      Where, pursuant to the Dealer's internal supervisory procedures, final and internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the "FINAL REVIEW OFFICE"). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit to the escrow agent during the course of the Minimum Offering and to the Company after the Minimum Offering has been achieved.

III.  PRICING


      Units shall be offered to the public at the offering price of $10.00 per Unit payable in cash. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase of 1,000 Units is required. Additional investments may be made in cash in minimal increments of at least 1,000 Units. The Units are nonassessable, and investors will not be required to contribute further sums to the capital of the Company. Dealer hereby agrees to place any order for the full purchase price.


IV.   DEALERS' COMMISSIONS


      The Dealer's compensation for the offering and sale of Units will be sales commissions of seven percent (7.0%) of the aggregate proceeds generated from the sale of Units by such Dealer. For these purposes, a "sale of Units" shall occur if and only if a transaction has closed with a Purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction.

The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Manager. The Dealer affirms that the Dealer Manager's liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith.

      The parties hereby agree that the foregoing commission are not in excess of the usual and customary distributors' or sellers' commission received in the sale of securities similar to the Units, that Dealer's interest in the offering is limited to such commission from the Dealer Manager and Dealer's indemnity referred to in the Dealer Manager Agreement, that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

V.    PAYMENT

      Payments of selling commissions will be made by the Manager to Dealer within five (5) business days of the receipt by the Company of the gross proceeds generated from the sale of Units; provided that, no commissions shall be payable prior to the Company selling at least 1,000,000 Units.

VII.  RIGHT TO REJECT ORDER OR CANCEL SALES

      All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Manager; the Company and the Manager reserve the right to reject any order in whole or in part. Orders not accompanied by a Subscription Agreement and signature page and the required check payment for the Units may be rejected. Issuance and delivery of the certificates for the Units will be made only after actual receipt of payment therefor. Subject to the otherwise applicable terms of the Bank Escrow Agreement, if any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier's check or the equivalent in payment for the Units within 15 days of sale, the Company reserves the right to cancel the sale without notice. If an order is rejected, cancelled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.

VII.  PROSPECTUS AND SUPPLEMENTAL INFORMATION

      Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Units except as set forth in the Prospectus and supplemental information authorized by the Manager. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any supplemental information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Units to an investor. The Dealer agrees that it will not send or give any supplements thereto and any amended Prospectus to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to the investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such supplemental information. Dealer agrees that it will not show or give to any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked "dealer only" or otherwise bearing a legend denoting that it is not to be used with respect to members of the public. Dealer further agrees that it will not use in connection with the offer or sale of Units any materials or writings which have not been previously approved by the Dealer Manager. Each Dealer agrees that it will mail or otherwise deliver all final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934. On becoming a Dealer, and in offering and selling Units, Dealer agrees to comply with all the applicable requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, the provisions of Rule 15c2-4 of the Securities and Exchange Commission. Notwithstanding the termination of this Agreement or the payment of any amount to Dealer, Dealer agrees to pay Dealer' proportionate share of any claim, demand or liability asserted against Dealer and the other Dealers on the basis that Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Dealer's proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII. LICENSE AND ASSOCIATION MEMBERSHIP

      Dealer's acceptance of this Agreement constitutes a representation to the Company, the Manager and Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Units under Federal and state securities laws and regulations and in all states where it offers or sells Units, and that it is a member in good standing of the NASD. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of to NASD, or in the case of a foreign dealer, so to conform. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform. The Dealer Manager also hereby agrees to abide by the Conduct Rules of the NASD.

IX.   LIMITATION OF OFFER

      Dealer will offer Units only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required. Dealer Manager will not assume any obligation or responsibility as to the right of Dealer to sell the Units in any jurisdiction. In offering Units, Dealer will comply with the provisions of Rule 2810(b)(1), (2) and (3) of the NASD Conduct Rules set forth in the NASD Manual, attached hereto as Attachment No. 1, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III of the Statement of Policy Regarding Mortgage Programs and Article III of the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. Dealer shall provide such certification as Dealer Manager may reasonably request regarding its compliance with applicable law.

X.    TERMINATION

      Dealer will suspend or terminate its offer and sale of Units upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Units hereunder upon subsequent request of the Company or the Dealer Manager. Unless a Post-Effective Amendment is in effect which permits sales more than two years after the initial effective date of the Registration Statement, Dealer shall not sell Units after two years after the effective date of the registration statement covering the Units. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreement, if any, between the parties hereto.

      This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Units after he has received such notice.

XI.   NOTICES

      All notices will be in writing and will be duly given to the Dealer Manager when mailed to 2901 El Camino Avenue, Suite 207, Las Vegas, Nevada 89102, and to Dealer when mailed to the address specified by Dealer herein.

XII.  ATTORNEY'S FEES AND APPLICABLE LAW

      In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney's fees. This Selected Dealer Agreement shall be construed under the laws of the State of Nevada and shall take effect when signed by Dealer and countersigned by the Dealer Manager.

                               THE DEALER MANAGER
                              VESTIN CAPITAL, INC.

Attest:

By:                                    By:
       -----------------------------         -----------------------------------
Name:                                  Name:
       -----------------------------         -----------------------------------
Title:                                 Title:  President
       -----------------------------



We have read the foregoing Selected Dealer Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Selected Dealer Agreement.

1.    Identity of Dealer:

Name:
       -------------------------------------------------------------------------
Type of
Entity:
         -----------------------------------------------------------------------
        (to be completed by Dealer) (corporation, partnership or proprietorship)

Organized in the State of:
                           -----------------------------------------------------
                                    (to be completed by Dealer)

Licensed as broker-dealer in the following states:

--------------------------------------------------------------------------------
                  (to be completed by Dealer)

Tax I.D. #:
            --------------------------------------------------

2.       Person to receive notice pursuant to Section XI.

Name:
       -------------------------------------------------------------------------
Company:
          ----------------------------------------------------------------------
Address:
          ----------------------------------------------------------------------
City, State and Zip Code:
                           -----------------------------------------------------
Telephone No.: (____)
                      -------------------------------

AGREED TO AND ACCEPTED BY THE DEALER:

--------------------------------------------------------------
                  (Dealer's Firm Name)
By:
     ---------------------------------------------------------
                           Signature
Title:
        ------------------------------------------------------

                                ATTACHMENT NO. 1

                               NASD CONDUCT RULES
                    RULE 2810 - DIRECT PARTICIPATION PROGRAMS


(B)   REQUIREMENTS

      (1)   APPLICATION

      No member or person associated with a member shall participate in a public offering or a direct participation program or a limited partnership rollup transaction except in accordance with this paragraph (b).

      (2)   SUITABILITY

            (A) A member or person associated with a number shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B).

            (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

                  (i) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

                        (a) the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the program;

                        (b) the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

                        (c) the program is otherwise suitable for the participant; and

                  (ii) maintain in the files of the member documents disclosing the basis upon which the determination of suitability was reached as to each participant.

            (C) Notwithstanding the provisions of subparagraph (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

            (D) Subparagraphs (A) and (B), and, only in situations where the member is not affiliated with a direct participation program, subparagraph (C) shall not apply to:

                  (i) a secondary public offering of or a secondary market transaction in a unit, depository receipt, or other interest in a direct participation program for which quotations are displayed on Nasdaq or which is listed on a registered national securities exchange, or

                  (ii) an initial public offering of a unit, depository receipt or other interest in a direct participation program for which an application for inclusion on Nasdaq or listing on a registered national securities exchange has been approved by Nasdaq or such exchange and the applicant makes a good faith representation that it believes such inclusion on Nasdaq or listing on an exchange will occur within a reasonable period of time following the formation of the program.

      (3)   DISCLOSURE

            (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

            (B) In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program.

                  (i)   items of compensation;

                  (ii)  physical properties;

                  (iii) tax aspects;

                  (iv)  financial stability and experience of the sponsor;

                  (v)   the program's conflicts and risk factors; and

                  (vi)  appraisals and other pertinent reports.

            (C) For purposes of subsections (A) or (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

                  (i) the member or person associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;

                  (ii) the results of the inquiry were provided to the member or person associated with a member with the consent of the member or members conducting or directing the inquiry; and

                  (iii) no member that participated in the inquiry is a sponsor of the program or an affiliate of such sponsor.

            (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of the investment; provided, however, that paragraph (b) shall not apply to an initial or secondary public offering of or a secondary market transaction in a unit, depositary receipt or other interest in a direct participation program which complies with subparagraph 2(D).